Exhibit 10.47

INDIA GLOBALIZATION CAPITAL, INC.

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AMENDMENT No. 1 to

2012 Note and Share Purchase Agreement

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Dated March 31, 2013

AMENDMENT No. 1 to

2012 NOTE AND SHARE PURCHASE AGREEMENT

THIS AMENDMENT No. 1 (“Amendment No. 1”) to the 2012 NOTE AND SHARE PURCHASE AGREEMENT by and between INDIA GLOBALIZATION CAPITAL, INC., a Maryland corporation (the “Company”) and BRICOLEUR PARTNERS, L.P. (the “Investor”) dated October 9, 2012 (“2012 Agreement”) is effective as of March 31, 2013.

RECITALS

A.
On October 16, 2009, the Investor purchased a promissory note from the Company in the original principal amount of $2,000,000.00 (the “2009 Security”).  On December 10, 2010, the Company repaid the Investor $200,000 of such principal amount, leaving a balance due of $1,800,000.

B.
On February 25, 2011, the Company issued a promissory note from the Company in the principal amount of $1,800,000.00 (the “2011 Security”) and unrestricted shares of the Company’s common stock to the Investor in exchange for the 2009 Security.

C.
On October 9, 2012, pursuant to the 2012 Agreement, the Company issued a promissory note from the Company in the principal amount of $1,800,000.00 (the “2012 Security”) and unrestricted shares of the Company’s common stock to the Investor in exchange for the 2011 Security.

D.
The 2012 Security had an original maturity date of December 31, 2012, and the Company and the Investor desire to amend the 2012 Security, subject to the same terms of the 2012 Agreement, to extend the maturity date of the 2012 Security to July 31, 2014.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

 1.           Maturity Date of 2012 Security.  Pursuant to Section 6.1 of the 2012 Agreement, the first sentence of Section 1.2 of the 2012 Security is amended and restated to read in its entirety as follows:

 “This Unsecured Promissory Note (the “Note”) shall bear no interest from the date of issuance of this Note until paid in full.  This Note shall be due and payable on the earlier of (i) July 31, 2014 (the “Maturity Date”), or (ii) upon the occurrence of an Event of Default (as defined in Section 3 hereof).”

 2.           Reference to Penalty Shares Following Reverse Stock Split.   The Company and the Investor acknowledge that, on April 19, 2013, the Company implemented a 1-for-10 reverse stock split of the Company’s then outstanding shares of Common Stock.  Accordingly, the Company and the Investor acknowledge and agree that, in the third sentence of Section 1.2 of the 2012 Security, the reference to “One Hundred Seventy One Thousand (171,000) freely tradable shares (“Penalty Shares”) of the Common Stock of the Company” has been changed to “Seventeen Thousand One Hundred (17,100) freely tradable shares (“Penalty Shares”) of the Common Stock of the Company” as of April 19, 2013.

3.           No Other Changes.  Except as expressly provided herein, nothing contained in this Amendment No. 1 shall alter or affect any provision contained in the 2012 Agreement or the 2012 Security, and the 2012 Agreement and 2012 Security, as amended hereby, shall remain in effect.

4.           Entire Agreement.  This Amendment No. 1, together with the 2012 Agreement and 2012 Security, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any and all other written or oral prior agreements or understandings with respect thereto.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed and delivered by their proper and duly authorized officers as of July 12, 2013.

COMPANY:
INDIA GLOBALIZATION CAPITAL, INC.

By: ________________________

Name: Ram Mukunda

Title: Chief Executive Officer

Address:    4336 Montgomery Avenue

                   Bethesda, MD, 20814

INVESTOR:
BRICOLEUR PARTNERS, L.P.
By:/Bricoleur Capital Management, LLC,
Its General Partner

By:__________
Name: Tolga Demir
Title: Member of the Management Board